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                                                                    EXHIBIT 23.1





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Coltec Industries Inc:

     As independent public accountants, we hereby consent to (1) the incorporation by reference in this registration statement of our reports dated January 24, 1994 included and incorporated by reference into Coltec Industries Inc's Form 10-K for the year ended December 31, 1993, and (2) the use of our report and to all references to our Firm included or made a part of in this registration statement.



ARTHUR ANDERSEN LLP
New York, N.Y.
November 23, 1994